ESCROW AGREEMENT

AGREEMENT (this “Agreement”) dated November 2, 2012 by and among Bluesphere Corporation, a Nevada corporation (“BSC”), Orbit Energy Inc., a North Carolina corporation (“Orbit”), and Lawrence C. Hersh, Esq., an attorney based in Rutherford, New Jersey (“Escrow Agent”).

WITNESSETH:

WHEREAS, Orbit and BSC have entered into (i) the Orbit Energy Charlotte, LLC Purchase Agreement and (ii) the Orbit Energy Rhode Island, LLC Purchase Agreement, in each case, dated October 19, 2012 (the “Orbit Definitive Agreements”) to transfer 100% of Orbit’s right, title and interest in, to and under Orbit Energy Charlotte, LLC and Orbit Energy Rhode Island, LLC (the “LLCs”) to BSC.

WHEREAS, Orbit and BSC desire to establish an escrow arrangement with Escrow Agent in connection with which Orbit shall deliver the Orbit Energy Charlotte, LLC Transfer Agreement (attached hereto as Annex A) and the Orbit Energy Rhode Island, LLC Transfer Agreement (attached hereto as Annex B) to Escrow Agent for safe-keeping and further delivery either to BSC or back to Orbit, in each case, in accordance with the terms and conditions of this Agreement.

WHEREAS, Orbit and BSC each represent and warrant to Escrow Agent that it understands and has not stated to any individual or entity that Escrow Agent’s duties will include anything other than those duties stated in this Agreement.

NOW, THEREFORE, IT IS AGREED as follows:

1.          Delivery of the Transfer Agreements. Orbit hereby agrees to deliver five (5) original, signed copies to Escrow Agent of each of the Orbit Energy Charlotte, LLC Transfer Agreement and the Orbit Energy Rhode Island, LLC Transfer Agreement (together, the “Transfer Agreements”) to Escrow Agent at the address provided below and Escrow Agent hereby agrees to accept such Transfer Agreements, hold them in escrow and deliver them onward in accordance with the terms and conditions hereof. Escrow Agent’s address is 17 Sylvan St., Suite 102B, Rutherford, NJ 07070. In addition, Orbit shall scan and email a signed copy of each Transfer Agreement to the attention of Escrow Agent at: lh@hershlegal.com. Escrow Agent shall confirm receipt of both the scanned copies of the Transfer Agreements and the originals to Orbit and BSC.

2.          Release and Delivery of the Transfer Agreements. (a) Subject to Section 2(d) below, Escrow Agent shall promptly release and deliver all original copies and the scanned copy of the Orbit Energy Charlotte, LLC Transfer Agreement to BSC upon receipt of the following (in each case, in respect of Orbit Energy Charlotte, LLC):

(i) a signed feedstock agreement;

(ii) a signed power purchase agreement;

(iii) a signed debt commitment letter or debt agreement in respect of debt finance;

(iv) a signed lease and/or purchase agreement in respect of the land on which the project will be located; and

(v) a signed equipment, procurement and construction agreement.

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(b) Escrow Agent shall promptly release and deliver all original copies and the scanned copy of the Orbit Energy Rhode Island, LLC Transfer Agreement to BSC upon receipt of the following (in each case, in respect of Orbit Energy Rhode Island, LLC):

(i) a signed feedstock agreement;

(ii) a signed power purchase agreement;

(iii) a signed debt commitment letter or debt agreement in respect of debt finance;

(iv) a signed lease and/or purchase agreement in respect of the land on which the project will be located; and

(v) a signed equipment, procurement and construction agreement.

(c) The parties agree that the agreements or materials to be sent or shown to Escrow Agent in satisfaction of 2(a) and (b) above may be called something else or referred to differently in such agreements or materials, so long as the substance of such agreements or materials refers to or includes the relevant subject matter. By way of example only, the feedstock agreement may be called something other than a feedstock agreement, but will still be accepted by Escrow Agent so long as it refers to feedstock being delivered to the relevant project site.

(d) If BSC has not sent or shown Escrow Agent the agreements or materials in Section 2(a) or 2(b) above by Tuesday, April 9, 2013, then Escrow Agent will deliver all copies of the Transfer Agreements back to Orbit.

3.          Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

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(a)          The Escrow Agent may act in reliance upon any signature or electronic mail believed by it to be genuine, and may assume that any person who has been designated by BSC to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions.

(b)          Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)          Orbit and BSC each agree to indemnify and hold Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent, in good faith, arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by a breach of this Escrow Agreement by the Escrow Agent or by the Escrow Agent’s gross negligence or willful misconduct.

(d)          Conflict Waiver. Orbit and BSC each hereby acknowledges that Escrow Agent has a pre-existing friendship with one of the members of BSC and Orbit waives any claims it may have in this connection.

(e)          In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder, Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Cash until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Cash to a court of competent jurisdiction.

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4.          Resignation of Escrow Agent. Escrow Agent may not resign unless and until Orbit and BSC have identified and entered into an agreement with a substitute escrow agent. Upon notice thereof signed by Orbit and BSC, Escrow Agent shall promptly deliver the Transfer Agreements to such successor and shall thereafter have no further obligations hereunder. In such case, Escrow Agent shall forfeit 100% of its fee hereunder.

5.          Termination. Orbit and BSC may terminate the appointment of the Escrow Agent hereunder upon written notice (signed by both Orbit and BSC) specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, Orbit and BSC shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by Orbit and BSC turn over to such successor escrow agent all of the copies of the Transfer Agreements.

6.          Compensation. Unless Escrow Agent resigns at any time, Escrow Agent shall be entitled for the duties to be performed by it hereunder to a fee of $1,000 which fee shall be paid by BSC promptly upon the earlier of the delivery of the Transfer Agreements to it or back to Orbit.

8.          Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, in each case costs prepaid, or email to the addresses set forth below.

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If to BSC:

Blue Sphere Corp.
35 Asuta Street
Even Yehuda, Israel 40500
Attention: Mr. Shlomo Palas, CEO

Email: shlomi@bluespherecorporate.com

With a copy to:

Mark Radom
Nachal Maor 1, Suite 2
Ramat Bet Shemesh, Israel 99623
Email: mark@bluespherecorporate.com

If to Orbit

Orbit Energy Inc.
3301 Benson Dr. Suite 401

Raleigh, NC 27609 USA
Email: ashareef@orbitenergyinc.com

If to Escrow Agent:

Lawrence C. Hersh, Esq.

17 Sylvan St., Suite 102B

Rutherford, NJ 07070

Email: lh@hershlegal.com

9.          General.

(a)          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be entirely performed within such State without regard to choice of law principles.

(b)          This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

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(c)          All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto, and their respective successors and assigns.

(d)          This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent.

(e)          If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

(f)          This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

10.         Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any amendment or termination of this Agreement.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Bluesphere Corporation

By:
Name: Shlomo Palas
Title: Chief Executive Officer

Orbit Energy Inc.

By:
Name: Anwar Shareef
Title: Chief Executive Officer

Escrow Agent

By:
Name: Lawrence C. Hersh
Title:

Annex A

[Orbit Energy Charlotte, LLC Transfer Agrement]

Annex B

[Orbit Energy Rhode Island, LLC Transfer Agrement]